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                              AMENDMENT NUMBER THREE TO
                             LOAN AND SECURITY AGREEMENT


                                    BY AND BETWEEN


                     COMMUNICATION TELESYSTEMS INTERNATIONAL DBA
                             WORLDXCHANGE COMMUNICATIONS

                               WXL COMMUNICATIONS, LTD.

                                 CTS TELECOM, INC.

                                        AND

                             FOOTHILL CAPITAL CORPORATION


                              DATED AS OF APRIL 27, 1998



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

                              AMENDMENT NUMBER THREE TO
                             LOAN AND SECURITY AGREEMENT
                             ---------------------------


     THIS AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (THIS "AMENDMENT"), is entered into as of April 27, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and COMMUNICATION TELESYSTEMS INTERNATIONAL, dba WORLDxCHANGE Communications, a California corporation ("WXCC"), with its chief executive office located at 9999 Willow Creek Road, San Diego, California 92131, WXL COMMUNICATIONS, LTD., a Canadian corporation ("WXLC"), with its chief executive office located at 9999 Willow Creek Road, San Diego, California 92131, and CTS TELCOM, INC., a Florida corporation ("CTST"), with its chief executive office located at 9999 Willow Creek Road, San Diego, California 92131 (WXCC, WXLC, and CTST, and each of them, and any one or more of them, jointly and severally, individually and collectively, "Borrower").

This Amendment is entered into with reference to the following facts:

     A. WHEREAS, Foothill, as lender, and Borrower are parties to that certain Loan and Security Agreement, dated as of March 11, 1997, (as from time to time amended, modified, supplemented, renewed, extended, or restated, including, without limitation, by this Amendment Number Three and by the prior amendments to the aforesaid loan agreement specifically referred to below, the "Loan Agreement");

     B. WHEREAS, Foothill, as lender, and Borrower are parties to that certain Amendment Number One to Loan and Security Agreement, dated as of December 31, 1997, amending the Loan Agreement as therein provided;

     C. WHEREAS, Foothill, as lender, and Borrower are parties to that certain Amendment No. Two to the Loan and Security Agreement, dated as of February 20, 1998, amending the Loan Agreement as therein provided;

     D. WHEREAS, Borrower has requested Foothill to amend the Loan Agreement as set forth in this Amendment, and Borrower has requested Foothill to waive certain Defaults and Events of Default under the Loan Agreement as set forth in this Amendment;

     E. WHEREAS, Foothill is willing to (i) so amend the Loan Agreement in accordance with the terms and conditions hereof and (ii) to waive certain Defaults and Events of Default under the Loan Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

     1.   INITIALLY CAPITALIZED TERMS.

     All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

     2.   AMENDMENTS TO THE LOAN AGREEMENT.

          a. SECTION 1.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:

          "ADJUSTED CONSOLIDATED NET WORTH" means consolidated net worth determined in accordance with GAAP of Borrower and its Subsidiaries (but excluding from such calculation (a) the non-cash portion of any foreign currency translation adjustments reflected on the balance sheet of Borrower or any of its Subsidiaries in accordance with the Financial Accounting Standards Board, Statement of Financial Accounting Standards, Number 52,
     (b) the reclassification contemplated by a recession offering for some or all of the outstanding shares of the capital stock of WXCC or its subsidiaries in an amount not to exceed $2,500,000 in the aggregate, and
     (c) the net worth of CTST and any Subsidiaries of CTST).

          "GUARANTY REAFFIRMATION AND CONSENTS" means those certain guaranty reaffirmations and consents, dated as of August 27, 1998, between Foothill and the Guarantors.

          "OFFERING" shall mean Borrower's incurrence of Indebtedness currently anticipated to be $150,000,000 or more under the offering of public debt securities of Borrower through Jeffries and Company, Inc. or Morgan Stanley Dean Witter, or such other investment bankers as are reasonably acceptable to Foothill.

          "SECOND AMENDMENT" means that certain Amendment No. Two to the Loan and Security Agreement, dated as of February 20, 1998, between Foothill and Borrower.

          "SPECIFIED CARRIERS" means Mercury Telecommunications, British Telcom, and Unisource.

          "THIRD AMENDMENT" means that certain Amendment Number Three to Loan and Security Agreement, dated as of April 27, 1998, between Foothill and Borrower.

          b. The following definitions contained in SECTION 1.1 of the Loan Agreement hereby are deleted in their entirety and the following are hereby substituted in lieu thereof:

          "BASE PERMITTED CAPITAL EXPENDITURE AMOUNT" means (a) actual cash capital expenditures incurred for Borrower's fiscal year ending September 30, 1997, of $18,502,000, and (b) with respect to any fiscal year of Borrower after fiscal year 1997, 120% of the Base Permitted Capital Expenditure Amount for the immediately preceding fiscal year of Borrower.

          "LOAN DOCUMENTS" means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Canadian Security Agreements, the Pledge Agreements, the Disbursement Letter, the Guarantees, the Guaranty Reaffirmation and Consents, the Lockbox Agreements, any Mortgages hereafter delivered by Borrower to Foothill, the Suretyship Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "SPECIFIED AMOUNT" means, (a) with respect to Borrower's fiscal quarter ending March 31, 1998, negative fifty six million dollars (-$56,000,000), PLUS any applicable amount provided for in the next sentence of this definition, (b) with respect to Borrower's fiscal quarter ending June 30, 1998, negative fifty six million five hundred thousand dollars (-$56,500,000), PLUS any applicable amount provided for in the next sentence of this definition, (c) with respect to Borrower's fiscal quarter ending September 30, 1998, negative fifty six million dollars (-$56,000,000), PLUS any applicable amount provided for in the next sentence of this definition, and (d) with respect to each fiscal quarter of Borrower occurring thereafter, an amount equal to negative fifty six million dollars (-$56,000,000), PLUS two million dollars ($2,000,000) for each such fiscal quarter occurring after September 30, 1998, PLUS any applicable amount provided for in the next sentence of this definition. As of any date of determination of the Specified Amount, if Borrower has concluded one or more public or private equity offerings after the Closing Date and on or before such date of determination, the Specified Amount shall be increased by fifty percent (50%) of the aggregate net cash proceeds raised by Borrower after the Closing Date with respect to all such public or private equity offerings.

          c. SECTION 3.8 of the Loan Agreement hereby is amended by adding the following sentence immediately following the last sentence thereof:

          "Anything contained in the foregoing to the contrary notwithstanding, Borrower shall not be required to provide any prior notice to Foothill in connection with the termination of this Agreement and the payment in cash of the Obligations, in full on or before June 30, 1998 from the proceeds of the Offering; PROVIDED, HOWEVER, that (i) in connection with the foregoing, Borrower shall pay to Foothill an amount equal to the aggregate amount of all interest fees otherwise payable to Foothill on the average Daily Balance of Advances that were outstanding during the 30 day period immediately preceding any such termination of the Agreement and repayment of the Obligations, and (ii) nothing in the foregoing shall relive Borrower of its obligations under this SECTION 3.6 to pay to any applicable Early Termination Premium in connection with any such termination of the Agreement and repayment of the Obligations.

          d. SECTION 6.11 of the Loan Agreement hereby is deleted in its entirety and the following is hereby substituted in lieu thereof:

          "6.11 FINANCIAL COVENANT. Maintain Adjusted Consolidated Net Worth of not less than the Specified Amount, measured on a fiscal quarter-end basis."

          e. SECTION 6.17 of the Loan Agreement hereby is amended by adding the following sentence immediately following the last sentence thereof:

          "Anything contained in the foregoing to the contrary notwithstanding, Borrower shall not be required to comply with the provisions of the first sentence of this SECTION 6.17 with respect to its obligations to make payments to a Specified Carrier to the extent that, on or before June 30, 1998, Borrower has entered into a written payment plan, satisfactory to Foothill, setting forth the Borrower's agreement with such Specified Carrier to bring Borrower back in compliance with the terms and conditions of its contractual agreements with such Specified Carrier, and Borrower shall be performing its obligations in accordance with such plan."

     3. WAIVERS OF CERTAIN TERMS AND CONDITIONS UNDER THE LOAN AGREEMENT. Subject to the terms and conditions set forth below, Foothill hereby agrees to waive each of the following Defaults or Events of Default arising prior to the date hereof under the Loan Agreement:

          a. Borrower's violation of the requirement set forth in SECTION 6.2(c) of the Loan Agreement which provides, INTER ALIA, that Borrower shall provide Foothill, on a monthly basis and, in any event, by no later than the twentieth (20th) day of each month during the term of this Agreement, with a report of any book overdraft in existence in connection with Borrower's accounts payable, hereby is waived in its entirety through the date hereof; PROVIDED, HOWEVER, that nothing in the foregoing shall relive Borrower of its other reporting obligations to Foothill under SECTION 6.2 during any applicable period.

          b.   Borrower's violation of the requirements set forth (i) in
SECTION 6.3(a) of the Loan Agreement which provides that Borrower shall deliver to Foothill, within forty-five (45) days after the end of each month during each of WXCC and WXLC's fiscal years, an internally-prepared balance sheet, an internally-prepared income statement, and (if and only if available) an internally-prepared cash flow statement covering WXCC and WXLC's consolidated operations during such period, together with a report estimating the aggregate amount, as of the end of such month, of all Telecommunication Taxes payable by WXCC and WXLC in respect of their business activities in the State of Texas or any other state where Foothill determines pursuant to SECTION 2.1 that a Telecommunication Tax Reserve is necessary, and (ii) in SECTION 6.3(b) of the Loan Agreement which provides that Borrower shall deliver to Foothill, as soon as available, but in any event within one hundred fifty (150) days after the end of each of WXCC and WXLC's fiscal years, consolidated financial statements of WXCC and WXLC for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default of Event of Default then continuing, hereby are waived in their entirety of any Default or Event of Default then continuing, hereby are waived in their entirety through May 31, 1998; PROVIDED, HOWEVER, that nothing in the foregoing shall relive Borrower of its other reporting obligations to Foothill under
SECTION 6.3 during this period.

          c.   Borrower's violations of the requirements set forth in
SECTION 6.9 of the Loan Agreement which provide, INTER ALIA, that Borrower shall pay all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property, in full before delinquency or before the expiration of any extension period therefor, hereby are waived in their entirety through June 30, 1998.

          d.   Borrower's violations of the requirements set forth in
SECTION 6.11 of the Loan Agreement which provide, INTER ALIA, that Borrower shall maintain a consolidated net worth determined in accordance with GAAP of Borrower and its Subsidiaries (but excluding CTST and any Subsidiaries of CTST from such calculation) of not less than < $17,000,000 > for Borrower's fiscal year ending September 30, 1997, and of not less than < $9,000,000 > for each fiscal quarter thereafter as a result of Borrower's actual consolidated net worth for Borrower's fiscal year ended September 30, 1997 of
< $52,916,000 > and Borrower's actual consolidated net worth for Borrower's fiscal quarter ended December 31, 1997 of < $54,992,000 > hereby are waived in their entirety for these measuring periods.

          e.   Borrower's violations of the requirements set forth in
SECTION 6.16 of the Loan Agreement which provide that Borrower shall pay, not later than the earlier of (a) the sixtieth (60th) day after the date when first due, or (b) the last day prior to the date when failure to pay same would create a material default that would entitle the obligee with respect thereto to take enforcement action against Borrower, all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest, hereby are waived in their entirety through the date hereof.

               f.   Borrower's violations of the requirements set forth in
SECTION 6.17 of the Loan Agreement which provide, INTER ALIA, that Borrower shall make all payments due from it to Carriers within ninety (90) days of their due date, and otherwise comply in all material respects with Borrower's non-monetary contractual obligations to Carriers as a result of Borrower's failure to make all such payments due from it to its Carriers within the specified period hereby are waived in their entirety through June 30, 1998.

               g. Foothill hereby agrees to waive Borrower's compliance with the provisions of SECTION 7.1(e) which require that additional unsecured Indebtedness be subject to subordination agreements reasonable satisfactory to Foothill, such satisfaction to require a determination that Borrower's cash flow projections are sufficient in Foothill's reasonable judgment to support the projected interest, principal and other payment obligations required under the additional unsecured Indebtedness, in connection with Borrower's incurrence of Indebtedness in the amount of $10,000,000 (the "TEL-SAVE INDEBTEDNESS") from Tel-Save Holdings, Inc., a Delaware corporation ("Tel-Save"), with its principal place of business at 6805 Route 202, New Hope, Pennsylvania, to be repaid in accordance with the terms and conditions of that certain Subordinated Promissory Note dated March 27, 1998, a copy of which is attached hereto as EXHIBIT "A" and incorporated hereby by this reference (the "Subordinated Note").

               h. Foothill hereby agrees to waive Borrower's compliance with the provisions of SECTION 7.1(e) which require that additional unsecured indebtedness be subject to subordination agreements reasonable satisfactory to Foothill, such satisfaction to require a determination that Borrower's cash flow projections are sufficient in Foothill's reasonable judgment to support the projected interest, principal and other payment obligations required under the additional unsecured Indebtedness, in connection with Borrower's incurrence of Indebtedness in an aggregate amount anticipated to be $150,000,000 or more under the offering of public debt securities of Borrower through Jeffries and Company, Inc. and/or Morgan Stanley Dean Witter, or such other investment bankers as are acceptable to Foothill (the "Permitted Offering Indebtedness").

               i. Foothill hereby agrees to waive Borrower's violations of the provisions of SECTION 7.2 of the Loan Agreement as a result of any liens arising for unpaid taxes with respect to which Borrower is in breach of its covenants set forth in SECTION 6.9 of the Loan Agreement, through June 30, 1998.

               j. Foothill hereby agrees to waive Borrower's compliance with the provisions of SECTION 7.8 of the Loan Agreement which provides, INTER ALIA, that Borrower shall not prepay any Indebtedness owing to any third person to the extent necessary (i) to permit WCXC to prepay Indebtedness in an aggregate amount not to exceed $500,000 payable to CTST on or before June 30, 1998, and (ii) to permit CTST to prepay Indebtedness in an aggregate amount not to exceed $500,000 payable to the Principals on or before June 30, 1998.

               k.   Borrower's violation of the negative covenant set forth in
SECTION 7.10 of the Loan Agreement which provides, INTER ALIA, that Borrower shall not make any capital expenditures in excess of $12,000,000 during Borrower's fiscal year ending September 30, 1997 as a result of Borrower's making capital expenditures during Borrower's fiscal year ending September 30, 1997 in the amount of $18,502,000 hereby is waived in its entirety.

               l.   Borrower's violation of the negative covenant set forth in
SECTION 7.13 of the Loan Agreement which provides, INTER ALIA, that Borrower shall not modify or change, in any material respect, its method of accounting (except as required by GAAP) as a result of Borrower's adoption of voluntary adjustments, including a change in accounting for direct response advertising for Borrower's fiscal year ended September 30, 1997 and for each period ending thereafter, including any accounting adjustments made as a result thereof, hereby is waived in to the extent necessary to permit Borrower's adoption of voluntary adjustments, including a change in accounting for direct response advertising for Borrower's fiscal year ended September 30, 1997 and all subsequent periods; and to make all necessary accounting adjustments in connection therewith.

               m. Borrower's violations of the negative covenant set forth in SECTION 7.14 of the Loan Agreement which provides, INTER ALIA, that Borrower shall not create and invest in new foreign Subsidiaries, unless WXCC (or a Subsidiary of WXCC) pledges at least 66 2/3% of the capital stock of such new foreign Subsidiary to Foothill pursuant to a written pledge agreement in form and substance reasonably satisfactory to Foothill at the time such capital stock first is issued as a result of Borrower's failure to deliver to Foothill the requisite shares of capital stock those certain newly created foreign Subsidiaries set forth on SCHEDULE 1 to this Amendment at the time that such foreign Subsidiaries were created hereby are `waived in their entirety through June 30, 1998.

          4.   FOOTHILL CONSENTS.

               a. Foothill hereby consents to the incurrence of the Tel-Save Indebtedness by Borrower and the execution by Borrower of the Subordinated Note. In connection with Borrower's incurrence of the Tel-Save Indebtedness, Borrower promptly shall provide Foothill with copies of all agreements to be entered into by Borrower in connection with Borrower's incurrence of the Tel-Save Indebtedness.

               b. Foothill hereby consents to the incurrence of the Permitted Offering Indebtedness. In connection with Borrower's incurrence of the Permitted Offering Indebtedness, Borrower promptly shall provide Foothill with copies of all agreements to be entered into by Borrower in connection with Borrower's incurrence of the Permitted Offering Indebtedness.

          5. LIMITATION OF WAIVERS AND CONSENTS. The waiver and consents contained herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which each such waiver and consent are based, shall not excuse future non-compliance with the Loan Agreement or any other Loan Document, (as they may from time to time be amended), except and only to the extent expressly set forth herein, shall not operate as a waiver or an amendment of any right, power or remedy of Foothill, nor as a consent to any further or other matter, under any of the Loan Documents.

          6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

          7. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following, on or before the Third Amendment Closing Deadline, unless waived or deferred by Foothill in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

               a. Foothill shall have received a waiver fee in the amount of $10,000 from Borrower in connection herewith.

               b. Each of the Guarantors shall have executed and delivered a Guaranty Reaffirmation and Consent in form and substance satisfactory to Foothill;

               c. Foothill shall have received the acknowledgment and agreement of each of its Participants in the secured credit facilities extended to Borrower under the Agreement to this Amendment;

               d. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               e. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof (except for and excluding those Events of Default specifically waived hereby), nor shall result from the consummation of the transactions contemplated herein;

               f. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill; and

               g. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          8. FURTHER ASSURANCES. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time fully to consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

          9.   MISCELLANEOUS.

               a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

               c. As used in this Amendment, "Third Amendment Closing Deadline" means May 1, 1998.

               d. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

               e. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.


                     [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                              COMMUNICATION TELESYSTEMS
                              INTERNATIONAL dba WORLDxCHANGE
                              COMMUNICATIONS,
                              a California corporation


                              By /s/ Edward S. Soren
                                 -------------------------------
                              Title:  Chairman of the Board
                                   --------------------------


                              WXL COMMUNICATIONS, LTD.,
                              a Canadian corporation


                              By /s/ Edward S. Soren
                                 -------------------------------
                              Title:  President
                                   --------------------------


                              CTS TELCOM, INC.,
                              a Florida corporation


                              By /s/ Edward S. Soren
                                 -------------------------------
                              Title:  President
                                   --------------------------


                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By /s/ Kurt R. Marsden
                                 -------------------------------
                              Title: Vice President
                                   --------------------------

PARTICIPANT ACKNOWLEDGEMENT AND CONSENT:

Each of the undersigned Participants hereby acknowledges and consents to the foregoing Amendment in its entirety.


FREMONT FINANCIAL CORPORATION,
a California corporation

By /s/ [ILLEGIBLE]
   -------------------------------
Title:  Vice President
      ----------------------------


RESERVOIR CAPITAL CORPORATION,
a Maryland corporation

By
   -------------------------------
Title:
      ----------------------------

                    LIST OF OMITTED EXHIBITS AND SCHEDULES

     The following Exhibits and Schedules to Amendment Number Three to the Loan and Security Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

     Exhibit A - Subordinated Note

     Schedule 1 - Subsidiaries